Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FIRST QUARTER 2013

FINANCIAL RESULTS

41st Consecutive Profitable Quarter

First Quarter Fully Diluted Earnings per Share of $1.65

Share repurchase authority approved to $100 million

LAS VEGAS. April 24, 2013 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2013, as well as comparisons to prior year equivalents:

Unaudited	1Q13	1Q12	Change
Total operating revenue (millions)	$273.0	$237.9	14.8%
Operating income (millions)	$52.4	$36.3	44.2%
Operating margin	19.2%	15.3%	3.9pp
EBITDA (millions)	$69.4	$48.3	43.6%
EBITDA margin	25.4%	20.3%	5.1pp
Net income (millions)	$31.9	$21.7	47.1%
Diluted earnings per share	$1.65	$1.12	47.3%

“We are very proud to report our 41st consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “The month of March is typically our busiest month of the year, and this year was no different. Thanks to the tireless efforts of our Team Members, we have had another profitable quarter.”

Notable company quarterly highlights

●	Began flying our first A319 on March 1, 2013, the second A319 on April 4, 2013
●	Repurchased over 284,000 shares for $22.2 million dollars, average purchase price of $78.15
●	Received board approval to increase share repurchase authority to $100 million
●	Completed the 166 seat MD-80 conversion project in February
●	Added two new small cities Provo, UT and Reno, NV
●	Added eight routes in the quarter
●	Announced five routes which will start in the second quarter, including one new city, Little Rock, AR
●	Operated 198 routes in the first quarter of 2013. Expect to operate 203 routes in the second quarter of 2013

Allegiant Q1 2013 Earnings

Page # 2

First quarter 2013 revenue performance

●	13th consecutive quarter of year over year increases in total average fare
●	First quarter 2013 average fare, average ancillary air per passenger, and total fare were the highest in the company’s history
●	First quarter TRASM increased by 1.2 percent even though we increased average scheduled service stage length by 4.9 percent and scheduled service ASMs grew by 17 percent
●	Load factor returned to a normalized rate closer to 90%
●	Same store markets, those which were operated in the first quarter 2012 and 2013, had a 4.3 percent TRASM increase versus the system average of 1.2 percent
●	Fixed fee revenue’s decline is attributable to no longer operating two aircraft in track charter programs as previously disclosed

	1Q13	1Q12	Change
Scheduled Service:
Average fare - scheduled service	$97.54	$94.95	2.7%
Average fare - ancillary air-related charges	$41.64	$32.39	28.6%
Average fare - ancillary third party products	$5.81	$5.36	8.4%
Average fare - total	$144.99	$132.70	9.3%
Scheduled service passenger revenue per ASM (PRASM) (cents)	8.60	9.04	(4.9)%
Total scheduled service revenue* per ASM (TRASM) (cents)	12.79	12.64	1.2%
Load factor	89.8%	91.1%	(1.3)pp
Passengers (millions)	1.8	1.7	8.4%
Average passengers per departure	148	138	7.2%
Average scheduled service stage length (miles)	978	932	4.9%

* Total scheduled service revenue includes scheduled service, ancillary air-related charges, and ancillary third party products revenue.

ASMs = available seat miles

PRASM = scheduled passenger revenue per scheduled available seat mile

First quarter 2013 cost performance

●

Operating CASM, excluding fuel increased only 0.2 percent to 5.18 cents despite an almost eight percent decrease in aircraft utilization for the same time period due to a higher concentration of flying during peak periods

●

Operating expense per ASM decreased by three percent even though our average fuel expense per gallon increased by three percent. System ASMs per gallon of fuel improved to 67.3; a 9.6 percent increase versus the first quarter 2012

●	Maintenance and repairs expense per passenger decreased by 19.2 percent due to a more normalized rate of engine overhaul expense compared to unusually high levels in the first quarter of 2012
●

Salary and benefits expense per passenger increased by 18.4 percent due mainly to increases in pilot compensation. As we reached a trailing twelve month operating margin of 14 percent in November of 2012, our pilots moved into a higher pilot pay rate band per our compensation agreement with our pilot work group. Additionally, higher flight attendant headcount resulting from the increased gauge of our MD-80 aircraft and operating six 757 aircraft as opposed to one during the first quarter 2012

●

Depreciation and amortization per passenger increased 35 percent primarily due to accelerated depreciation from the announced retirement of six MD-80s from first quarter 2013 through third quarter 2013, along with higher depreciation stemming from 51 converted 166 seat MD-80s at the end of the quarter versus 17 a year ago

●	Other expense per passenger increased 35 percent primarily attributable to a higher write-down of engine values in our consignment program

Allegiant Q1 2013 Earnings

Page # 3

	1Q13	1Q12	Change
Total System*:
Operating expense per passenger	$117.31	$112.03	4.7%
Operating expense per passenger, excluding fuel	$59.62	$55.10	8.2%
Operating expense per ASM (CASM) (cents)	10.20	10.52	(3.0)%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.18	5.17	0.2%
Average block hours per aircraft per day	5.9	6.4	(7.8)%

* Total system includes scheduled service, fixed-fee contract and non-revenue flying.

Second quarter 2013 cost trends

●	Salary and benefit expense is still subject to the same pressures as in the first quarter including the higher pilot pay band in effect
●

We expect the bulk of the engine and heavy airframe maintenance for the year will be incurred in the second and third quarters. For the full year, we are still anticipating maintenance per aircraft per month to be between $100 thousand and $110 thousand which has been our normalized historical run rate

●

Second quarter depreciation expense will still feel the impact of the accelerated depreciation reflected in the first quarter and to a lesser extent the higher depreciation from the converted 166 seat MD-80s as we had converted 27 aircraft by the end of June 2012. Four of the MD-80s driving the bulk of the accelerated depreciation are scheduled to be retired in the third quarter of 2013. In addition, we are expecting higher depreciation in the fourth quarter as we are currently expecting to place seven A320s into service by the fourth quarter of 2013

Third party products performance

●	Ancillary revenue third party products per passenger has seen year over year growth for 12 consecutive quarters
●

First quarter departures to Las Vegas decreased over 17 percent versus last year, while growth in Florida departures increased ten percent year over year. These changes drove our corresponding decrease in hotel room nights (Las Vegas is our largest hotel market) and increase in car rental days (Florida is our strongest rental car market in our system)

Supplemental Ancillary Revenue Information Unaudited (millions)	1Q13	1Q12	Change
Gross ancillary revenue - third party products	$34.3	$32.9	4.4%
Cost of goods sold	$(23.0)	$(22.4)	2.3%
Transaction costs*	$(0.6)	$(1.3)	(50.3)%
Ancillary revenue - third party products	$10.7	$9.1	17.5%
As percent of gross	31.2%	27.8%	3.4	pp
As percent of income before taxes	21.2%	26.4%	(5.2)	pp
Ancillary revenue - third party products/scheduled passenger	$5.81	$5.36	8.4%

Hotel room nights (thousands)	156.5	184.8	(15.4)%
Rental car days (thousands)	250.1	209.3	19.5%

* Includes payment expenses and travel agency commissions.

Allegiant Q1 2013 Earnings

Page # 4

Balance sheet highlights

●	Repurchased 284 thousand shares for $22.2 million
●

Since becoming a public company in December 2006, we have returned over $180 million to shareholders through the purchase of 2.7 million shares for $126 million and two special dividends which totaled $54 million

Unaudited (millions)	3/31/13	12/31/12	Change
Unrestricted cash*	$431.8	$352.7	22.4%
Total debt	$148.0	$150.9	(1.9)%
Total Allegiant Travel Company stockholders’ equity	$410.9	$400.5	2.6%

Quarter ended March 31,
Unaudited (millions)	2013	2012	Change
Capital expenditures	$13.1	$31.6	(58.5)%

* Unrestricted cash includes investments in marketable securities.

Allegiant Q1 2013 Earnings

Page # 5

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision

Revenue guidance	April 2013	2Q13
Estimated PRASM year-over-year change	(13) to (11)%	(9) to (7)%
Estimated TRASM year-over-year change	(6) to (4)%	(3.5) to (1.5)%

Fixed fee and other revenue guidance		2Q13
Fixed fee and other revenue (millions)		$2 to $4

Capacity guidance
System	2Q13	3Q13	FY13
Departure year-over-year growth	(7) to (3)%	(12) to (8)%
ASM year-over-year growth	+14 to 18%	0 to 4%	+6 to 10%
Scheduled
Departure year-over-year growth	0 to 4%	(5) to (1)%
ASM year-over-year growth	+19 to 23%	+5 to 9%	+10 to 14%

Cost guidance	2Q13		FY13
CASM ex fuel – year-over-year change	5 to 7%		1 to 5%

CAPEX guidance			FY13
Capital expenditures (millions)			$160 to $170

CASM ex fuel – cost per available seat mile excluding fuel expense

2013 aircraft fleet plan by end of quarter

Aircraft	2Q13	3Q13	4Q13
MD-80 (166*)	51	51	51
MD-80 (non 166*)	5	1	1
757	6	6	6
A319	2	2	2
A320	0	0	7
Total	64	60	67

* 166 refers to MD-80s that have been converted to 166 seat aircraft, non 166 refers to those aircraft that will not be converted

Aircraft listed in table above are considered in service aircraft

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET today, April 24, 2013 to discuss its first quarter 2013 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q1 2013 Earnings

Page # 6

Allegiant, Travel is our deal.®

Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Brian Davis

mediarelations@allegiantair.com

Investor Inquiries: Chris Allen

ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service by quarter, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of the economic downturn on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, problems with our aircraft, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company

Consolidated Statements of Income

Three Months Ended March 31, 2013 and 2012

(in thousands, except per share amounts)

(Unaudited)

	Three months ended Mar. 31,		Percent
	2013	2012	change
OPERATING REVENUE:
Scheduled service revenue	$179,933	$161,634	11.3
Ancillary revenue:
Air-related charges	76,813	55,144	39.3
Third party products	10,717	9,122	17.5
Total ancillary revenue	87,530	64,266	36.2

Fixed fee contract revenue	5,187	9,631	(46.1)
Other revenue	309	2,320	(86.7)
Total operating revenue	272,959	237,851	14.8

OPERATING EXPENSES:
Aircraft fuel	108,491	102,411	5.9
Salary and benefits	41,162	33,268	23.7
Station operations	19,345	19,529	(0.9)
Maintenance and repairs	18,128	21,465	(15.5)
Sales and marketing	5,808	5,460	6.4
Aircraft lease rentals	303	-	NM
Depreciation and amortization	16,892	11,970	41.1
Other	10,463	7,437	40.7
Total operating expenses	220,592	201,540	9.5

OPERATING INCOME	52,367	36,311	44.2
As a percent of total operating revenue	19.2	15.3%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(38)	(45)	(15.6)
Interest income	(262)	(244)	7.4
Interest expense	2,188	2,074	5.5
Total other (income) expense	1,888	1,785	5.8

INCOME BEFORE INCOME TAXES	50,479	34,526	46.2
As a percent of total operating revenue	18.5%	14.5%

PROVISION FOR INCOME TAXES	18,648	12,823	45.4

NET INCOME	$31,831	$21,703	46.7
Net loss attributable to noncontrolling interest	(101)	-	NM
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$31,932	$21,703	47.1

Earnings per share to common stockholders (1):
Basic	$1.66	$1.13	46.9
Diluted	$1.65	$1.12	47.3

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,081	18,989	0.5
Diluted	19,207	19,200	-

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Page # 7

Allegiant Travel Company

Operating Statistics

Three Months Ended March 31, 2013 and 2012

(Unaudited)

	Three months ended Mar. 31,		Percent
	2013	2012	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,880,341	1,799,041	4.5
Revenue passenger miles (RPMs) (thousands)	1,908,075	1,700,241	12.2
Available seat miles (ASMs) (thousands)	2,163,145	1,916,648	12.9
Load factor	88.2%	88.7%	(0.5)
Operating revenue per ASM (RASM) (cents)	12.62	12.41	1.7
Operating expense per ASM (CASM) (cents)	10.20	10.52	(3.0)
Fuel expense per ASM (cents)	5.02	5.34	(6.0)
Operating CASM, excluding fuel (cents)	5.18	5.17	0.2
Operating expense per passenger	$117.31	$112.03	4.7
Fuel expense per passenger	$57.70	$56.93	1.4
Operating expense per passenger, excluding fuel	$59.62	$55.10	8.2
ASMs per gallon of fuel	67.3	61.4	9.6
Departures	13,254	13,966	(5.1)
Block hours	33,784	33,293	1.5
Average stage length (miles)	956	887	7.8
Average number of operating aircraft during period	63.3	57.5	10.1
Average block hours per aircraft per day	5.9	6.4	(7.8)
Full-time equivalent employees at period end	1,884	1,700	10.8
Fuel gallons consumed (thousands)	32,160	31,241	2.9
Average fuel cost per gallon	$3.37	$3.28	2.7

Scheduled service statistics
Passengers	1,844,658	1,702,385	8.4
Revenue passenger miles (RPMs) (thousands)	1,879,027	1,627,727	15.4
Available seat miles (ASMs) (thousands)	2,091,451	1,787,658	17.0
Load factor	89.8%	91.1%	(1.3)
Departures	12,498	12,328	1.4
Average passengers per departure	148	138	7.2
Scheduled service seats per departure	167.7	154.7	8.4
Block hours	32,399	30,564	6.0
Yield (cents)	9.58	9.93	(3.5)
Scheduled service revenue per ASM (PRASM) (cents)	8.60	9.04	(4.9)
Total ancillary revenue per ASM (cents)	4.19	3.59	16.7
Total scheduled service revenue per ASM (TRASM) (cents)	12.79	12.64	1.2
Average fare - scheduled service	$97.54	$94.95	2.7
Average fare - ancillary air-related charges	$41.64	$32.39	28.6
Average fare - ancillary third party products	$5.81	$5.36	8.4
Average fare - total	$144.99	$132.70	9.3
Average stage length (miles)	978	932	4.9
Fuel gallons consumed (thousands)	31,025	28,855	7.5
Average fuel cost per gallon	$3.41	$3.46	(1.4)
Percent of sales through website during period	94.1%	91.2%	2.9

* Except load factor and percent of sales through website, which is percentage point change.

Page # 8

Allegiant Travel Company

Non-GAAP Presentations

Three Months Ended March 31, 2013 and 2012

(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended Mar. 31,		Percent
(in thousands)	2013	2012	change
Net income attributable to Allegiant Travel Company	$31,932	$21,703	47.1
Plus (minus)
Interest income	(262)	(244)	7.4
Interest expense	2,188	2,074	5.5
Provision for income taxes	18,648	12,823	45.4
Depreciation and amortization	16,892	11,970	41.1
EBITDA	$69,398	$48,326	43.6

Total revenue	$272,959	$237,851	14.8
EBITDA margin	25.4%	20.3%

###

 Page # 9